UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2009

SMART ENERGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26027	87-0626333
(Commission File Number)	(IRS Employer Identification No.)

210 West Parkway, Suite No. 7
Pompton Plains, NJ 07044
(Address of Principal Executive Offices, Zip Code)

973-248-8008
             (Registrant's Telephone Number, Including Area Code)

207 Piaget Avenue
Clifton, NJ 07011
(973) 340-6000
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 13, 2009, Jacob (Yaki) Enoch, a Director of Smart Energy Solutions, Inc. (the “Company”) since June 2005, advised the Company that he was resigning effective January 12, 2009.

On January 13, 2009, Joseph Bahat, a Director of the Company since June 2005, advised the Company that he was resigning effective January 12, 2009.

Both directors resigned as a result of time constraints resulting from other duties and the need for the board to rejuvenate and add new directors. The Company is not aware of any disagreements between Mr. Enoch or Mr. Bahat and any other officer or director of the Company.

We are providing both directors with copies of this current report concurrent with this filing.  Should any subsequent communications with either director regarding their decision to resign reveal any disagreement between them and the Company, the Board of Directors or any executive officer of the Company regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.	Not applicable
(b)	Pro forma financial information.	Not applicable
(c)	Exhibits:

Exhibit 10.49 Letter Agreement, dated January 12, 2009, from Jacob (Yaki) Enoch

Exhibit 10.50 Letter Agreement, dated January 12, 2009, from Joseph Bahat

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ENERGY SOLUTIONS, INC.

Date: January 13, 2009	By:	/s/ Edward Braniff
	Name:	Edward Braniff
	Title:	Interim Chief Executive and Financial Officer